UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2010, China Medicine Corporation (“we”, “us” or the “Company”) completed the sale of 4,000,000 shares ( the “Investor Common Shares”) of our common stock, par value $.0001 per share (“Common Stock”) at $3.00 per share and 1,920,000 shares (the “Investor Preferred Shares”, together with the Investor Common Shares, the “Investor Shares”) of our redeemable convertible preferred stock, par value $.0001 per share (“Redeemable Convertible Preferred Stock”) at $30.00 per share, (the “Financing”), resulting in gross proceeds to the Company of $69,600,000 and net proceeds (after all expenses of the Financing) of approximately $66,500,000.

The sale was completed  pursuant to a Stock Subscription Agreement (the “Subscription Agreement”), dated December 31, 2009, among the Company, OEP CHME Holdings, LLC, a Delaware limited liability company (the “Investor”), and Senshan Yang (the “Executive Shareholder), our chief executive officer and Chairman of our board of directors (the “Board”).  The terms and conditions of the Subscription Agreement are discussed in detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2010, and the foregoing description of the terms of the Subscription Agreement is qualified in their entirety by reference to the provisions of the Subscription Agreement, which is included as an exhibit to such Current Report on Form 8-K, and are incorporated herein by reference.

Pursuant to the Subscription Agreement, the following instruments or agreements (together with the Subscription Agreement and the Shareholders Agreement, the “Transaction Documents”) were executed at the Closing:  Escrow Agreement, Certificate of Designation, Rights and Preferences, and Pledge Agreement.

Each of the Transaction Documents, other than the Subscription Agreement, is briefly summarized below:

Shareholders Agreement

Simultaneously with the entry into the Subscription Agreement, the Investor, the Executive Shareholder, Minhua Liu, our Executive Vice-President, and Junhua Liu (each, an “Executive” and together with the Executive Shareholder, the “Executives”) entered into a Shareholders Agreement (the “Shareholders Agreement”).  The Shareholders Agreement contains various provisions governing rights of the Executives and the Investor in the event that the Investor or any of the Executives determines to sell shares.
In addition, the Shareholders Agreement provides that as long as the Investor owns at least 10% of the issued and outstanding Common Stock on a fully diluted basis at the time of determination, the Board  shall (unless otherwise agreed by the Investor) be constituted to consist of seven members, of whom the Executive Shareholder shall be one nominee, the Investor and the Executive Shareholder shall each have the right to nominate one individual reasonably acceptable to the other,  and the Investor will have the right to nominate four  independent directors reasonably acceptable to the Executive Shareholder.  In addition, during any period prior to the establishment of a seven member Board and so long as the Investor owns at least 10% of the issued and outstanding Common Stock on a fully diluted basis at the time of determination, the Investor shall have certain information rights, rights with respect to Board meetings and committees, and its consent shall be required for certain significant Board actions.

Escrow Agreement

On January 29, 2010, concurrently with the closing of the Financing (the “Closing”) and pursuant to the Subscription Agreement, we entered into an Escrow Agreement (the “Escrow Agreement”) with Investor and JPMorgan Chase Bank, N.A. (the “ Escrow Agent”).  At the Closing, $57,600,000 (the “Escrow Funds”) was deposited with the Escrow Agent in accordance with the Escrow Agreement.  Under the Escrow Agreement, the Escrow Funds will be disbursed to us to fund certain specified acquisitions and capital expenditures, as well as other potential acquisitions and expenditures, provided that our Board has approved such acquisition or expenditure and joint written instructions are provided to the Escrow Agent by the Investor and the Company.  The Escrow Funds also secure our indemnification obligations under the Subscription Agreement.

The Escrow Agreement may be terminated by either party after 28 months if it has not otherwise been terminated in accordance with its terms. At termination the remaining Escrow Funds shall be distributed to us, except that if before that time one of the events specified in the Subscription Agreement occurs which requires the Company to redeem any Investor Preferred Shares, the Investor shall have the right to require the Escrow Agent to disburse to the Investor all or a portion of the Escrow Funds as payment for the redeemed Investor Preferred Shares.

Certificate of Designation

On January 26, 2010, we filed with the Nevada Secretary of State a Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) relating to the Redeemable Convertible Preferred Stock.  The Certificate of Designation provides that each share of Redeemable Convertible Preferred Stock is convertible into a number of shares of Common Stock determined by dividing $30 by the conversion price (initially $3.00, subject to certain adjustments), i.e. each share of Redeemable Convertible Preferred Stock is initially convertible into ten shares of Common Stock.  In addition, each share of Redeemable Convertible Preferred Stock shall be entitled to receive dividends and shall have voting rights based on the number of shares of Common Stock into which such share is convertible.  The Certificate of Designations also specifies circumstances in which the Redeemable Convertible Preferred Stock is mandatorily redeemable.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation which is attached as Exhibit 3.1, to this Current Report on Form 8-K.

Pledge Agreement

Pursuant to the Subscription Agreement, at the Closing, the Executive Shareholder entered into a Pledge Agreement with the Investor pursuant to which the Executive Shareholder pledged all of his equity interests in our company to secure his and our  indemnification obligations under the Subscription Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On January 29, 2010, upon the Closing, we issued the Investor Shares, as described under Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02.

The Investor Shares were issued under the Subscription Agreement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities under the Subscription Agreement, the offering and sale was made to one person and the Company will restrict transfer of the securities purchased under the Subscription Agreement, in accordance with the requirements of the Securities Act of 1933, as amended.  Appropriate legends have been affixed to the certificates for the Investor Shares.

Item 3.03	Material Modification to Rights of Security Holders.

On January 26, 2010, we filed the Certificate of Designation with the Nevada Secretary of State, as described under Item 1.01 above, which description is hereby incorporated by reference into this Item 3.03.

Each share of Redeemable Convertible Preferred Stock shall be entitled to receive dividends and shall have voting rights based on the number of shares of Common Stock into which such share is convertible.

The Certificate of Designation provides that each share of Redeemable Convertible Preferred Stock is convertible into a number of shares of Common Stock determined by dividing $30 by the conversion price (initially $3.00, subject to certain adjustments), i.e. each share of Redeemable Convertible Preferred Stock is initially convertible into ten shares of Common Stock. In addition, if the Investor, has requested and has received a return of any portion of the Escrow Funds pursuant to the Subscription Agreement, we shall redeem a number of shares of Redeemable Convertible Preferred Stock equal to the amount of the Escrow Funds received by the Investor divided by a redemption price calculated pursuant to the Certificate of Designation.

Item 5.01	Changes in Control of Registrant.

The information under Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Closing, the Investor acquired approximately 54% of our issued and outstanding shares of common stock, on a fully-diluted basis, thereby obtaining voting control of the Company.  The purchase price was funded by equity contributions to the Investor made by OEP III, OEP III Co-Investors L.P. and OEP II Partners Co-Invest L.P., which are the three members of the Investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, in connection with the Financing and pursuant to the terms of the Shareholders Agreement, upon receipt of a deferral request from the Investor, we increased the size of the Board from five directors to six directors.  Effective as of the Closing, Ryan Shih was appointed to the Board.  Mr. Shih’s biography is set forth below:

Ryan J. Shih, Member of the Board of Directors.  Ryan J. Shih, 36 years old, has served as a director of the Company since January 29, 2010.  Since 2008, Mr. Shih, has been a partner in the Hong Kong office of One Equity Partners (“OEP”), the global private equity investment arm of JPMorgan Chase & Co.  Prior to joining OEP, Mr. Shih was an investment banker at both Merrill Lynch from 2006 to 2008 and Deutsche Bank from 2004 to 2006 covering the semiconductor, alternative energy, media, and hardware sectors throughout the Asia-Pacific region. Prior to serving as an investment banker, Mr. Shih was an attorney at Skadden Arps.  Prior to his legal and financial career, Mr. Shih was a captain in the United States Army.  Mr. Shih holds a B.S. in Aerospace/Mechanical Engineering from the United States Military Academy at West Point, New York and a J.D. from Stanford Law School.

Item 8.01	Other Events.

On February 2, 2010, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 8.01 and in the accompanying exhibits is being furnished pursuant to “Item 8.01. Other Events.”  The information contained under this Item 8.01 and in the accompanying exhibit 99.1 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information under this Item 8.01, including the exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

The exhibits required by this item are listed on the Exhibit Index to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    February 2, 2010

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation, Rights and Preferences, Redeemable Convertible Preferred Stock

99.1	Press Release of China Medicine Corporation, February 2, 2010